Exhibit 10.25

to Form 10-Q for the Quarterly Period Ended March 31, 2012

WAIVER OF NOTICE DATE

This Waiver of Notice Date is dated and effective this April 3, 2012 (“Effective Date”), by and between Richard W. Blackstone, an individual whose address is 4846 Sarasota Drive, Hilliard, Ohio 43026 (“Blackstone” or “Employee”) and Daleco Resources Corporation (“Daleco” or “Employer”) (collectively the “Parties”) with respect to the employment agreement between Daleco, as the employer, and Blackstone, as the employee, originally dated October 4, 2006 as such employment agreement has been extended from time to time and modified and amended on January 19, 2009 (“Employment Agreement”).

Exclusively for the purposes of the renewal date of the Employment Agreement which would occur automatically on October 4, 2012, Blackstone and Daleco hereby absolutely waive and relinquish the following 90 day prior written notice provision of the second sentence of Paragraph 3(a) of the initial agreement dated October 4, 2006:

“After the expiration of the Initial Term and subject to the termination provisions set forth herein, this Agreement will automatically be extended for successive one (1) year terms (“Subsequent Term”) provided that neither party has given written notice to the other of his/its intent not to renew not less than ninety (90) days prior to the respective renewal date.”

In lieu of such ninety (90) day prior written notice provision, the parties agree that the Employment Agreement will be automatically renewed on October 4, 2012, unless either of the Parties, i.e., Daleco or Blackstone, gives written notice to the other not later than July 31, 2012, of his/its intent not to renew the Employment Agreement.

IN WITNESS WHEREOF, the Parties have executed this Waiver of Notice Date as of the Effective Date.

EMPLOYER: DALECO RESOURCES CORPORATION

Attest:

/s/ David A. Grady	/s/ Gary J. Novinskie
David A. Grady, Secretary, and on behalf of the Compensation Committee	Gary J. Novinskie, President

EMPLOYEE: RICHARD W. BLACKSTONE
/s/ Richard W. Blackstone
Richard W. Blackstone, Individually